Exhibit 99.1

Provant Health Solutions, LLC
(A wholly owned subsidiary of Wellness Holdings, LLC)

Financial Report
March 31, 2017

Provant Health Solutions, LLC
(A Wholly Owned Subsidiary of Wellness Holdings, LLC)

Balance Sheets
March 31, 2017 and December 31, 2016
(In thousands)
	March 31, 2017	December 31, 2016
Assets	(unaudited)
Current assets:
Cash	$1,062	$1,537
Receivables:
Accounts receivable, net	2,706	6,572
Unbilled receivables	471	1,983
Consumable supplies, net	422	729
Prepaid expenses	1,292	775
Total current assets	5,953	11,596

Property and equipment, net	1,036	1,164

Other assets:
Security deposits	89	89
Software and product development, net	4,071	4,509
Intangible assets, net	5,902	6,256
Goodwill	5,416	5,416
Total other assets	15,478	16,270

Total assets	$22,467	$29,030

Liabilities and Member's Capital
Current liabilities:
Line of credit	$2,645	$5,256
Current portion of capital lease obligations	331	357
Accounts payable	4,352	4,288
Accrued expenses and other liabilities	4,720	4,958
Deferred revenue	462	657
Total current liabilities	12,510	15,516

Long-term liabilities:
Subordinated convertible debt	5,200	4,400
Capital lease obligations, net of current portion	44	110
Warrant liability	47	47
Other long-term liabilities	54	724
Total long-term liabilities	5,345	5,281

Commitments (Note 11)

Member's capital	4,612	8,233

Total liabilities and member's capital	$22,467	$29,030
See notes to financial statements.

Provant Health Solutions, LLC
(A Wholly Owned Subsidiary of Wellness Holdings, LLC)

Statements of Operations
Three Months Ended March 31, 2017 and 2016
(unaudited)
(In thousands)	Three Months Ended March 31,
	2017	2016

Revenues	$5,549	$6,723

Cost of services rendered:
Payroll and related benefits	2,456	2,272
Supplies and shipping	526	596
Laboratory costs	288	334
Consulting fees	125	124
Amortization of software development costs	811	891
Depreciation expense	6	123
Other cost of services	702	1,646
Total cost of services rendered	4,914	5,986

Gross profit	635	737

Operating expenses:
Selling, general, and administrative expenses	3,694	3,378
Amortization of intangible assets	354	354
Depreciation expense	122	90
Total operating expenses	4,170	3,822

Operating loss	(3,535)	(3,085)

Other expense:
Interest expense	(193)	(109)
Total other expenses	(193)	(109)

Loss before income tax benefit	(3,728)	(3,194)

Income tax benefit	—	—

Net loss	$(3,728)	$(3,194)

See notes to financial statements.

Provant Health Solutions, LLC
(A Wholly Owned Subsidiary of Wellness Holdings, LLC)

Statement of Member's Capital
Three Months Ended March 31, 2017
(In thousands, except share data)
(unaudited)
	Common Units	Member's Capital

Balance as of December 31, 2016	12,000,000	$8,233
Net unit-based compensation	—	107
Net loss	—	(3,728)

Balance as of March 31, 2017	12,000,000	$4,612

See notes to financial statements.

Provant Health Solutions, LLC
(A Wholly Owned Subsidiary of Wellness Holdings, LLC)

Statements of Cash Flows
Three Months Ended March 31, 2017 and 2016
(unaudited)
(In thousands)	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(3,728)	$(3,194)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation	128	214
Amortization of intangible assets	354	354
Amortization of software development costs	811	891
Non-cash interest expense	112	50
Unit-based compensation	107	107
Changes in operating assets and liabilities:
Accounts receivable	3,866	5,120
Unbilled receivables	1,512	912
Consumable supplies, net	307	21
Prepaid expenses	(517)	(472)
Accounts payable	64	(3,492)
Accrued expenses and other liabilities	(321)	(1,059)
Deferred revenue	(195)	(310)
Other long-term liabilities	(670)	—
Net cash provided by (used in) operating activities	1,830	(858)

Cash flows from investing activities:
Purchase of property and equipment	—	(6)
Capitalization of software development costs	(373)	(378)
Net cash used in investing activities	(373)	(384)

Cash flows from financing activities:
Net payments on line of credit agreement	(2,626)	(379)
Deferred financing costs	(14)	(112)
Proceeds from issuance of subordinated convertible debt	800	1,000
Payments on capital lease obligations	(92)	(30)
Net cash provided by (used in) financing activities	(1,932)	479

Net change in cash and cash equivalents	(475)	(763)

Cash, beginning of period	1,537	1,816

Cash, end of period	$1,062	$1,053

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$81	$59

See notes to financial statements.

Provant Health Solutions, LLC
(A Wholly Owned Subsidiary of Wellness Holdings, LLC)

Notes to Financial Statements
(unaudited)

Note 1.	Business and Organization

Provant Health Solutions, LLC (“Provant” or the “Company”) operates as a wholly owned subsidiary of Wellness Holdings, LLC. Wellness Holdings, LLC (“Wellness” or the “Parent”) was formed on May 21, 2012 for the purpose of acquiring 100% of the common units of Provant Health Solutions, LLC, which occurred on June 13, 2012 (the “Wellness Acquisition”). When accounting for the Wellness Acquisition, the Company elected to apply pushdown accounting, resulting in the Company accounting for the business combination as if the Company was the acquirer.

The Company provides health and wellness programs and services to companies throughout the United States from its headquarters in East Greenwich, RI. In addition, the Company's services include biometric screenings, flu shot clinics, wellness portal, incentive management, health coaching and a variety of services dedicated to assisting employers in achieving a healthy and productive workforce while effectively managing population health risk and associated healthcare costs.

The accompanying unaudited condensed financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The following conditions raised substantial doubt about the Company’s ability to continue as a going concern: the Company has negative working capital as of March 31, 2017 of approximately $6.6 million, incurred a net loss of approximately $10.5 million for the year ended December 31, 2016, and incurred a net loss of approximately $3.72 million for the three month period ended March 31, 2017. In addition, the Company’s line of credit has an outstanding balance of approximately $2.65 million as of March 31, 2017 (see Note 5).

The Company is subject to risks common to healthcare service, and software as a service companies including dependence on key personnel; rapid industry change, competition from larger companies; and the need for continued successful ongoing development and marketing of its services. The future viability of the Company is largely dependent on its ability to successfully acquire customers, achieve profitability, and generate sufficient cash through operations.

On March 7, 2017, the Company executed an Agreement and Plan of Merger (the “Merger Agreement”) with a publicly traded entity (the “Acquirer”). Through this transaction, the Company merged with one of the Acquirer’s subsidiaries. Upon effectiveness of the Merger Agreement, the Company’s interest shall be converted solely into the right to receive shares of the consolidated Acquirer, resulting in the Company being a wholly owned subsidiary of the Acquirer, and the Company’s member receiving shares in the consolidated Acquirer as consideration. See note 13 to the condensed unaudited financial statements for further information.

The accompanying unaudited condensed financial statements include the accounts of Provant, a wholly owned subsidiary of Wellness. Certain financial information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") have been condensed or omitted pursuant to such rules and regulations. The unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's 2016 Annual Financial Statements.The accompanying unaudited condensed balance sheet, statements of income, statement of member's capital, and statements of cash flows reflect all adjustments (consisting only of normal recurring items) which are, in the opinion of management, necessary for a fair presentation of financial position at March 31, 2017, and of operations and cash flows for the interim periods ended March 31, 2017 and 2016. The results of operations for the interim period ended March 31, 2017 are not necessarily indicative of the results to be expected for the year.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting standards set by the Financial Accounting Standards Board (“FASB”). The FASB sets GAAP that the Company follows to ensure its financial condition, results of operations, and cash flows are consistently reported. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification (“FASB ASC”).

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management in the preparation of the financial statements include, among other estimates, impairment of goodwill and long-lived assets, the reserve for uncollectible accounts receivable, the net realizable value of consumable supplies, valuation of deferred tax assets, revenue, capitalization and amortization of software and product development costs, warrant liabilities, and certain assumptions related to the fair value of unit-based compensation expense.

Recent accounting pronouncements: In May 2014, the FASB issued Accounting Standard Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14, which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods of public entities beginning after December 15, 2017. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company has not yet selected a transition method and is currently evaluating the effect that the standard will have on the financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. ASU 2014-15 explicitly requires management to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity's ability to continue as a going concern and to provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and annual and interim periods thereafter, with early adoption permitted. ASU 2014-15 was adopted in the Company’s financial statements resulting in expanded disclosures to address uncertainties about the Company’s ability to continue as a going concern.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The amendments in the ASU require entities that measure inventory using the first-in, first-out or average cost methods to measure inventory at the lower of cost and net realizable value. Net realizable value is defined as estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. ASU 2015-11 is effective for public entities financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016 on a prospective basis, with early adoption permitted. Adoption of ASU 2015-11 did not have a material effect on the Company’s financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes: Balance Sheet Classification of Deferred Taxes. This ASU simplifies the presentation of deferred income taxes by eliminating the requirement for entities to separate deferred tax liabilities and assets into current and noncurrent amounts in classified balance sheets. Instead, it requires deferred tax assets and liabilities be classified as noncurrent in the balance sheet. The ASU is effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted, and this ASU may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company elected to adopt this update retrospectively as of January 1, 2015.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which updates certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 will be effective for the Company for fiscal years beginning after December 15, 2017. The Company does not believe the adoption of the new financial instruments standard will have a material impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than twelve months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. The new standard is effective for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the impact of this accounting standard on the financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The ASU also allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. ASU 2016-09 is effective for the Company beginning on January 1, 2017. Adoption of ASU 2016 did not have a material effect on the Company’s financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which is intended to simplify goodwill impairment testing by eliminating the second step of the analysis under which the implied fair value of goodwill is determined as if the reporting unit were being acquired in a business combination. The update instead requires entities to compare the fair value of a reporting unit with its carrying amount and recognize an impairment charge for any amount by which the carrying amount exceeds the reporting unit’s fair value, to the extent that the loss recognized does not exceed the amount of goodwill allocated to that reporting unit. The standard is effective, prospectively, for public companies in fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the impact the adoption of ASU 2017-04 will have on its financial statements.

Note 2.	Preferred Units Warrant Liabilities

The preferred unit warrants are recorded at fair value using the valuation techniques described below.

ASC 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs.

The standard describes the following fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

Level 1:	Quoted prices in active markets for identical assets or liabilities

Level 2:
Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3:	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of the market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including during periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many instruments. This condition could cause an instrument to be reclassified from Level 1 to Level 2 or Level 2 to Level 3.

During the three months ended March 31, 2017, there were no changes to the Company’s valuation techniques that had, or are expected to have, a material impact on its statements of operations.

The fair value valuation of warrants recorded is determined using widely accepted valuation techniques, including the Black-Scholes Pricing Model. The warrants were valued on the grant date with the following assumptions: expected dividend yield rate of zero, risk-free interest rate of 1.31%, expected volatility of 66% and expected life of ten years. The fair value of the warrants of $0.05 million was recorded at the date of issuance as a debt discount in the accompanying balance sheet and is being accreted to face value of the debt as interest expense using the effective interest method over the term of the agreement. No warrants have been exercised as of March 31, 2017.

Liabilities measured at fair value on a recurring basis as of March 31, 2017 and December 31, 2016 are as follows:

Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
(unaudited)	Assets	Inputs	Inputs	Total
March 31, 2017	(Level 1)	(Level 2)	(Level 3)	Fair Value

Liabilities:
Preferred units warrant liabilities	$—	$—	$47	$47

Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs	Total
December 31, 2016	(Level 1)	(Level 2)	(Level 3)	Fair Value

Liabilities:
Preferred units warrant liabilities	$—	$—	$47	$47

Note 3.	Consumable Supplies

Consumable supplies consisted of the following:

	March 31, 2017 (unaudited)	December 31, 2016

Finished goods	$24	$112
Work in process	148	52
Components	250	565
	422	729

Note 4.	Intangible Assets

Identifiable intangible assets subject to amortization consisted of the following:

	March 31, 2017 (unaudited)	December 31, 2016

Trademarks and trade names	$3,310	$3,310
Customer relationships	8,055	8,055
Noncompete agreements	474	474
Software tools and databases	1,324	1,324
	13,163	13,163
Less accumulated amortization	(7,261)	(6,907)
	$5,902	$6,256

Amortization expense of intangible assets was $0.4 million for the three months ended March 31, 2017 and 2016.

Note 5.	Line of Credit

The Company entered into a Line of Credit Agreement (the “Agreement”) on April 30, 2015. The Agreement allowed for maximum advances of $7.0 million, but not to exceed the revenue availability amount, as defined. With respect to advances based upon specific eligible accounts, as defined, interest accrues on the outstanding balance at a rate equal to the prime rate plus 1.75% and is payable monthly. With respect to advances based upon eligible revenue, as defined, interest accrues on the outstanding balance at 8.5% and is payable monthly. The line of credit is secured by substantially all assets of the Company. The maturity date of the agreement was April 29, 2016. The Company paid financing costs of $0.10 million, in connection with the Agreement, which were fully amortized as of March 10, 2017. Amortization of costs, which is included in interest expense in the accompanying statements of operations, totaled $0.003 million and $0.019 million for the three months ended March 31, 2017 and 2016, respectively.

As disclosed in Note 2, in connection with the Agreement, the Company granted warrants in 2015 to the financial institution to purchase 131,579 Series B Preferred Units with a warrant price of $0.57 per unit. The value of the warrant was $0.05 million and was recorded at the date of issuance as a debt discount in the accompanying balance sheets. The debt discount was accreted to the face value of the debt through charges to interest expense and was fully amortized as of March 10, 2017. Amortization of costs totaled $0.001 million and $0.008 million for the three months ended March 31, 2017 and 2016, respectively.

On March 11, 2016, the Company amended the Agreement. Per the terms of the Amendment, various definitions were replaced, the maturity date was extended to March 10, 2017, a $3.0 million unconditional Guaranty by Century Focused Fund III, LLP was signed, and a minimum EBITDA covenant is required to be met. The amended terms of the Agreement were subject to additional modifications in April, September and December of 2016. Through the amendments, the minimum EBITDA threshold defined within the covenants were amended to align with the Company’s current year financial results. No other terms or conditions were modified through these amendments. The Company paid financing costs of $0.12 million, in connection with the Amendment, which were fully amortized as of March 10, 2017. Amortization of costs, which is included in interest expense, totaled $0.02 million and $0.01 million for the three months ended March 31, 2017 and 2016, respectively.

On March 17, 2017, the Company amended the Agreement. Per the terms of the Amendment, various definitions were added or replaced, the maturity date was extended to May 31, 2017, and the maximum advances available were reduced to $6.0 million. The Company paid financing costs of $0.014 million, in connection with the Amendment, which are being amortized over the extended term of the agreement. Amortization of costs, which is included in interest expense, totaled $0.005 million for the three months ended March 31, 2017. As of March 31, 2017, the balance of the outstanding line of credit was $2.65 million. As of March 31, 2017, the interest rate was 5.75% on $2 million of the outstanding balance and 8.5% on $0.65 million of the outstanding balance.

The line of credit balance as of March 31, 2017 and December 31, 2016 was $2.6 million and $5.3 million, net of unamortized debt issuance costs totaling $0.01 million and $0.02 million, respectively.

Note 6.	Subordinated Convertible Debt

At various dates during 2016, the Company issued subordinated convertible secured promissory notes with Wellness totaling $4.4 million. The notes are secured by substantially all assets of the Company. Interest shall accrue on the unpaid principal amounts from the date of each advance until paid, at the annual rate of 8.25%. Payments of principal and interest under the notes shall be subordinated to the obligations of the Company under the line of credit agreement described in Note 5. Principal and accrued interest will be due and payable in full on the five-year anniversary of the dates of the notes (the “Maturity Dates”) through August 2021, unless previously converted. Upon a conversion event as defined in the agreements, the principal and accrued interest on the notes will mandatorily convert into equity of the Company. On February 21, 2017, the Company issued subordinated convertible secured promissory notes with Wellness totaling $2.5 million, of which $0.8 million was outstanding as of March 31, 2017. The terms and conditions of the subordinated convertible secured promissory notes are in line with the notes entered into throughout 2016. As of March 31, 2017, the outstanding balance of the subordinated convertible secured promissory notes was $5.2 million. Accrued interest as of March 31, 2017 was approximately $0.32 million and was included in accrued expenses and other liabilities on the balance sheet.

Note 7.	Capital Lease Obligations

The Company has two capital leases, which are related to a phone system, which expires in October 2017, and a data center, which expires in June 2018. The underlying assets, at a cost of $0.97 million, and accumulated depreciation are recorded in property and equipment, with the corresponding liabilities of $0.33 million and $0.04 million recorded in current liabilities and long-term liabilities, respectively, as of March 31, 2017.

Note 8.	Member’s Capital

Upon formation of the Company, one class of equity ownership interests was established, the Common Units. As of March 31, 2017, 12,000,000 units were authorized, issued, and outstanding. The rights and obligations of the holder of the Common Units are governed by the Second Amended and Restated Operating Agreement of Provant Health Solutions, LLC (the “Operating Agreement”). The Operating Agreement provides for the limitation of the holder’s liability to be that of their respective capital contributions as defined in the Operating Agreement. Per the Operating Agreement, the holder is able to receive distributions from the Company when approved by the member. No distributions were declared during the three months ended March 31, 2017 and 2016.

Unit-based compensation: Employees of the Company are eligible to receive incentive units under the Parent’s equity incentive plan. The issuance of the incentive units is made in accordance with the respective Equity Award Agreements. Compensation expense recognized in connection with the incentive units is recorded on the Company’s statement of operations, as the employees’ performance obligation is with the Company.

No units were granted during the three months ended March 31, 2017 and 2016.

A summary of non-vested Class B Incentive Common Units activity for the three months ended March 31, 2017 is as follows:

Number of
Units

Unvested, granted as of December 31, 2016	2,130,671
Units granted	—
Units vested	(242,567)
Units forfeited	(5,383)
Unvested, granted as of March 31, 2017	1,882,721

Net compensation expense recognized in selling, general, and administrative expenses for the three months ended March 31, 2017 and 2016 was $0.11 million. As of March 31, 2017, there was $0.54 million of unrecognized compensation expense related to non-vested awards that is expected to be recognized from 2017 through 2019.

Note 9.        Income Taxes

The Company’s income tax expense was not material for the three months ended March 31, 2017 and 2016. No amounts were recorded for unrecognized tax benefits or for the payment of interest and penalties during the three months ended March 31, 2017 and 2016. No federal or state tax benefits were recorded relating to the current year loss. The Company believes that a full valuation allowance is required on its net deferred tax assets.

As of December 31, 2016, the Company had unused federal and state net operating loss ("NOL") carryforwards of $19.74 million. There has been no significant change in these balances as of March 31, 2017. The NOL carryforwards expire at various dates through December 31, 2036. A valuation allowance of $4.5 million was applied against the net deferred tax asset balance as of December 31, 2016. In assessing the realizability of deferred tax assets, the Company considers its estimated taxable future earnings and the expected timing of the reversal of temporary differences. Accordingly, the Company has recorded a valuation allowance against its deferred tax assets, which reduces the gross deferred tax asset to an amount which management believes will more-likely-than-not be realized. The valuation allowance was determined, by assessing both positive and negative evidence, whether it is more-likely-than-not that deferred tax assets are realizable. Such assessment is done on a jurisdiction-by-jurisdiction basis.

Ownership changes, as defined in the Internal Revenue Code, may limit the amount of net operating loss carryforward that can be utilized annually to offset future taxable income. Subsequent ownership changes, including the one that occurred as a result of the transaction described in Note 13, could further affect the limitation in future years.

Note 10.    Employee Benefit Plan

The Company maintains a defined contribution retirement plan which qualifies under Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees who have attained the age of 21 and completed one month of service. Under the plan, participants may contribute up to the maximum amount allowed by the Internal Revenue Code. The Company makes matching contributions equal to 50% of the first 4% of eligible compensation. For the three months ended March 31, 2017 and 2016, the Company made matching contributions of $0.04 million and $0.02 million, respectively.

Note 11.    Commitments

Operating leases: The Company leases certain equipment and property under operating leases expiring at various dates through December 2018. Total rent expense associated with operating leases was $0.14 million for the three months ended March 31, 2017 and 2016.

Note 12.    Contingencies

The Company is occasionally subject to various legal proceedings and claims that arise in the ordinary course of business activities.  Except as described below, in the opinion of management, the disposition of these matters will not have a material effect on the Company’s financial condition or results of operations.

During 2016, the Company settled a lawsuit filed in California state court in which a former employee claimed that the Company failed to follow specific requirements under California wage and hour laws and regulations. Under the settlement agreement, the Company agreed to pay the plaintiff approximately $0.75 million, a portion of which was covered by the Company’s insurance, by March 2018. The uninsured balance of $0.66 million has been accrued in other current liabilities in the balance sheet as of March 31, 2017.

Note 13.	Subsequent Events

On March 7, 2017, the Company executed an Agreement and Plan of Merger (the “Merger Agreement”) with a publicly traded entity (the “Acquirer”). On May 11, 2017, the Merger Agreement was closed. As a result of this transaction, the Company became a wholly-owned subsidiary of the Acquirer, and the Company’s member received shares in the consolidated Acquirer as consideration.

On February 21, 2017, the Company issued subordinated convertible secured promissory notes with Wellness totaling $2.5 million, of which $0.8 was outstanding as of March 31, 2017 (Note 6). In May 2017, prior to closing of the Merger Agreement, the Company received the remaining $1.7 million. Immediately prior to closing, approximately $0.4 million of the balance of the note converted to equity in the Company. Subject to a net debt calculation and completion of a post-closing true-up, the remaining $2.1 million remains outstanding as subordinated debt (not convertible anymore).

The Company has evaluated all events and transactions that occurred after the balance sheet date through the date of this filing. Except as discussed above, the Company did not have any material subsequent events that impacted its financial statements or disclosures.